4TH QUARTER 2019 EARNINGS CALL FEBRUARY 27, 2020

CAUTIONARY STATEMENT This presentation and the oral statements made in connection herewith contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact included in this presentation and the oral statements made in connection herewith are forward-looking statements made in good faith by CenterPoint Energy, Inc. (“CenterPoint Energy” or the “Company”) and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements concerning CenterPoint Energy’s expectations, beliefs, plans, objectives, goals, strategies, future operations, events, financial position, earnings, growth, costs, prospects, capital investments or performance or underlying assumptions (including future regulatory filings and recovery, liquidity, capital resources, balance sheet, cash flow, capital investments and management, financing costs and rate base or customer growth) and other statements that are not historical facts. You should not place undue reliance on forward-looking statements. Actual results may differ materially from those expressed or implied by these statements. You can generally identify our forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “target,” “will,” or other similar words. The absence of these words, however, does not mean that the statements are not forward-looking. Examples of forward-looking statements in this presentation include statements about our growth and guidance (including earnings; dividend growth, yield and payout ratio; total shareholder return; and customer, utility and rate base growth (CAGR) expectations), our transition to become core utility focused, including the percentage of earnings therefrom, our proposed sales of Infrastructure Services and CES, including the expected timing and benefits therefrom, our goals with respect to carbon emissions reductions, including the development of customer program offerings and the timing for continued replacement of cast-iron pipe in legacy Vectren service territories, our anticipated equity and debt issuances, the performance of Enable Midstream Partners, LP (“Enable”), including anticipated distributions received on its common units, operation and maintenance expense management efforts, capital resources and expenditures, our regulatory filings and projections (including the Integrated Resources Plan in Indiana), our credit quality and balance sheet expectations, among other statements. We have based our forward-looking statements on our management’s beliefs and assumptions based on information currently available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions, and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements. Some of the factors that could cause actual results to differ from those expressed or implied by our forward-looking statements include but are not limited to the timing and impact of future regulatory, legislative and IRS decisions, financial market conditions, future market conditions, economic and employment conditions, customer growth, Enable’s performance and ability to pay distributions and other factors described in CenterPoint Energy’s Form 10-K for the year ended December 31, 2019 under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Certain Factors Affecting Future Earnings” and in other filings with the SEC by the Company, which can be found at www.centerpointenergy.com on the Investor Relations page or on the Securities and Exchange Commission’s (“SEC”) website at www.sec.gov. A portion of slide 14 is derived from Enable’s investor presentation as presented during its Q4 2019 earnings presentation dated February 19, 2020. The information in this slide is included for informational purposes only. The content has not been verified by us, and we assume no liability for the same. You should consider Enable’s investor materials in the context of its SEC filings and its entire investor presentation, which is available at http://investors.enablemidstream.com. This presentation contains time sensitive information that is accurate as of the date hereof (unless otherwise specified as accurate as of another date). Some of the information in this presentation is unaudited and may be subject to change. We undertake no obligation to update the information presented herein except as required by law. Investors and others should note that we may announce material information using SEC filings, press releases, public conference calls, webcasts and the Investor Relations page of our website. In the future, we will continue to use these channels to distribute material information about the Company and to communicate important information about the Company, key personnel, corporate initiatives, regulatory updates and other matters. Information that we post on our website could be deemed material; therefore, we encourage investors, the media, our customers, business partners and others interested in our Company to review the information we post on our website. 2

ADDITIONAL INFORMATION Use of Non-GAAP Financial Measures In addition to presenting its financial results in accordance with generally accepted accounting principles (GAAP), including presentation of income available to common shareholders and diluted earnings per share, CenterPoint Energy also provides guidance based on adjusted income, adjusted diluted earnings per share and adjusted funds from operations (“FFO”), which are non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance that excludes or includes amounts that are not normally excluded or included in the most directly comparable GAAP financial measure. To provide greater transparency on utility earnings, CenterPoint Energy’s 2020 guidance will be presented in two components, a guidance basis Utility EPS range and a Midstream Investments EPS expected range. Refer to slide 30 for further detail. The 2020 Utility EPS guidance range includes net income from Houston Electric, Indiana Electric and Natural Gas Distribution business segments, as well as after tax operating income from the Corporate and Other business segment. The 2020 Utility EPS guidance range considers operations performance to date and assumptions for certain significant variables that may impact earnings, such as customer growth (approximately 2% for electric operations and 1% for natural gas distribution) and usage including normal weather, throughput, recovery of capital invested through rate cases and other rate filings, effective tax rates, financing activities and related interest rates, regulatory and judicial proceedings and anticipated cost savings as a result of the merger. The 2020 Utility EPS guidance range also assumes an allocation of corporate overhead based upon its relative earnings contribution. Corporate overhead consists of interest expense, preferred stock dividend requirements and other items directly attributable to the parent along with the associated income taxes. Utility EPS guidance excludes (a) certain integration and transaction-related fees and expenses associated with the merger, (b) severance costs, (c) Midstream Investments and associated allocation of corporate overhead, (d) results related to Infrastructure Services and Energy Services prior to the anticipated closing of the sale of those businesses, including anticipated costs and impairment resulting from the sale of Infrastructure Services and Energy Services, and (e) earnings or losses from the change in value of ZENS and related securities. In providing this guidance, CenterPoint Energy uses a non-GAAP measure of adjusted diluted earnings per share that does not consider other potential impacts, such as changes in accounting standards or unusual items, which could have a material impact on GAAP reported results for the applicable guidance period. CenterPoint Energy is unable to present a quantitative reconciliation of forward looking adjusted diluted earnings per share because changes in the value of ZENS and related securities is not estimable as it is highly variable and difficult to predict due to various factors outside of management’s control. The 2020 Midstream Investments EPS expected range assumes a 53.7 percent limited partner ownership interest in Enable and includes the amortization of the Company’s basis differential in Enable and assumes an allocation of CenterPoint Energy corporate overhead based upon Midstream Investments relative earnings contribution. The Midstream Investments EPS expected range takes into account such factors as Enable’s most recent public outlook for 2020 dated Feb. 19, 2020, and effective tax rates. The company does not include other potential impacts such as any changes in accounting standards, impairments or Enable’s unusual items. A reconciliation of income available to common shareholders and diluted earnings per share to the basis used in providing guidance is provided in this presentation on slides 45 and 46. The Company is unable to present a quantitative reconciliation of forward-looking adjusted income and adjusted diluted earnings per share used in providing earnings guidance because changes in the value of ZENS and related securities are not estimable as they are highly variable and difficult to predict due to various factors outside of management’s control. These excluded items, including unusual items, could have a material impact on GAAP-reported results for the applicable guidance period. A reconciliation of adjusted FFO is provided in this presentation on slides 47 and 48. Management evaluates the company’s financial performance in part based on adjusted income, adjusted diluted earnings per share and adjusted FFO. Management believes that presenting these non-GAAP financial measures enhances an investor’s understanding of CenterPoint Energy’s overall financial performance by providing them with an additional meaningful and relevant comparison of current and anticipated future results across periods. The adjustments made in these non-GAAP financial measures exclude items that Management believes does not most accurately reflect the company’s fundamental business performance. These excluded items are reflected in the reconciliation tables of this news release, where applicable. CenterPoint Energy’s adjusted income, adjusted diluted earnings per share and adjusted FFO non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, income available to common shareholders, diluted earnings per share and net cash from operating activities, which respectively are the most directly comparable GAAP financial measures. These non-GAAP financial measures also may be different than non-GAAP financial measures used by other companies. 3

AGENDA

John Somerhalder Interim President and CEO	• CenterPoint Overview • ESG Highlights • 2019 Highlights • Regulatory Highlights • Utility Focused Strategy • Investor Value Proposition	
Xia Liu EVP and CFO	• 2019 Guidance Basis EPS Drivers • 2020 Utility EPS Guidance & LT Utility EPS Growth Outlook • LT Capital Investment and Rate Base Growth • Utility Customer Growth and Rates • Disciplined O&M Management • Credit Quality and Financing Plan • Commitment to Dividend	

4

CENTERPOINT UTILITIES AT A GLANCE


ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
IL
MS
MI
IN
OH
KY
TN
AL
GA
FL
WV
VA
NC
SC
CenterPoint Energy Utilities Service Territory
Company HQ

8 States of Operation

~96%(1) T&D / Gas LDC Rate Base

7.5% Rate base 5 year Growth CAGR(2)

>7 Million Customers(3)

Note: Map does not include Energy Services, Infrastructure Services, Energy Systems Group or Enable service territories
(1) Based on 2019E Electric T&D, Electric Generation and Natural Gas Distribution rate base as calculated by the individual jurisdictions
(2) For the period 2019 through 2024
(3) Metered customers as of December 31, 2019

5

ESG RECOGNITION

CenterPoint Energy

- ✓ 15th EEI Emergency Assistance Award for outstanding power restoration efforts[4]
- ✓ 3-peat winner of J.D. Power Customer Satisfaction Study[1]
- ✓ Ranked #1 nationally among investor-owned utilities[2] by ACSI for residential customer satisfaction

- ✓ Multi-year recipient of ENERGY STAR's Partner of the Year Sustained Excellence Award
- ✓ Newsweek Green Ranking out of publicly traded companies
- ✓ Tree Line USA Award

- ✓ Top Corporation for Women's Business Enterprise[3]
- ✓ Culture Transformation Award recipient from Smart Energy Consumer Collaborate
- ✓ Houston Business Journal Corporate Philanthropy Award

Notes: Refer to our corporate website for further detail on awards and recognitions www.centerpointenergy.com. ACSI – American Customer Satisfaction Index; EEI – Edison Electric Institute

(1) CenterPoint Energy received the highest score in the South Large segment of the J.D. Power 2017-2019 Gas Utility Residential Customer Satisfaction Studies (tied in 2017) of customers' satisfaction with their residential gas provider. Visit jdpower.com/awards

(2) According to the ACSI Energy Utilities Report 2018-2019

(3) Named one of 2018 America's Top Corporations by the Women's Business Enterprise National Council

(4) In 2019, CenterPoint Energy received its 12th, 13th, 14th and 15th Edison Electric Institute (EEI) "Emergency Assistance Awards" for the outstanding power restoration efforts after Hurricanes Michael, Barry, Dorian and the Dallas thunderstorms

6

ESG
ENVIRONMENTAL STEWARDSHIP LEADER

CenterPoint Energy

~96% REGULATED GAS LDC / T&D[(1)]


Generation 4%
Gas LDC
45%
T&D
51%

- Generation represents **~4% of rate base**[(1)]
  - Reduced CO_2 emissions from generation assets by 20% from 2005 to 2019
  - **Indiana IRP** (~Q2 2020) to address long-term direction for generation
- Minimum carbon footprint within T&D

REDUCING GAS DISTRIBUTION GHG EMISSIONS


~30%
reduction
2012
2019

- **Elimination of cast iron** pipelines across all legacy CNP gas jurisdictions by YE 2018; legacy Vectren jurisdictions targeted by 2023/2024
- **~$5B anticipated capital investment** 2020 thru 2024 focused on **gas distribution system improvements**
- Committed to **reducing methane emissions**

Notes: Refer to slide 2 for information on forward-looking statements. CenterPoint Energy's 2018 Corporate Responsibility Report is available at https://investors.centerpointenergy.com; report not inclusive of Vectren entities. GHG – Greenhouse gases; IRP – Integrated Resource Plan

(1) Based on 2019E Electric T&D, Electric Generation and Natural Gas Distribution rate base as calculated by the individual jurisdictions

7

ESG CARBON REDUCTION GOAL CENTERPOINT IS COMMITTED TO A CLEAN ENERGY FUTURE NEW GOALS TO REDUCE CARBON EMISSIONS from 2005 levels 70% 20–30% reduction from our operations reduction from gas customer usage by 2035 by 2040 ➢ Offering customers affordable conservation and energy-efficiency programs ➢ Continuing to develop alternative fuels programs ➢ Working with suppliers to lower their methane emissions ➢ Piloting and supporting research and development 8

2019 PERFORMANCE Q4 YTD 2018 2019 2018 2019 GAAP Diluted EPS $0.18 $0.25 $0.74 $1.33 Vectren merger impacts(1) 0.12 0.03 0.24 0.35 CNP’s share of Enable’s goodwill impairment ― 0.07 ― 0.07 Energy Services goodwill impairment ― 0.09 ― 0.09 Energy Services mark-to-market (gains) losses 0.06 0.01 0.18 (0.07) ZENS-related mark-to-market (gains) losses: Marketable securities(2) 0.13 (0.12) 0.04 (0.44) Indexed debt securities(3) (0.13) 0.12 0.40 0.46 Guidance Basis $0.36 $0.45 $1.60 $1.79 (Non-GAAP) Diluted EPS Notes: Refer to slide 3 for information on non-GAAP measures; YTD – Year ended December 31. Quarterly diluted EPS on both a GAAP and guidance basis are based on the weighted average number of shares outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS (1) Integration and transaction-related fees and expenses, including severance and other costs to achieve anticipated cost savings, as well as financing impacts before the completion of the merger (2) As of and after June 14, 2018, comprised of common stock of AT&T Inc. and Charter Communications, Inc. Prior to June 14, 2018, comprised of common stock of Time Warner Inc. and Charter Communications, Inc. Results prior to January 31, 2018 also included common stock of Time Inc. 9 (3) YTD 2018 results include amount associated with the acquisition of Time Warner Inc. by AT&T Inc. as well as the Meredith tender offer for Time Inc. common stock

2019 HIGHLIGHTS ✓ Exceeded earnings guidance expectations • Delivered $1.79 guidance basis diluted EPS(1), or $0.19 above 2018 guidance basis diluted EPS(1) of $1.60 • $0.09 above the top end of the guidance range of $1.60 - $1.70 ✓ Growth driven by our utility businesses • Approximately $2.5 billion utility capital deployed, focused on load growth, system modernization and pipeline replacement across growing service territories • Approximately 2.0% electric and 1.2% gas Y-o-Y customer growth(2) ✓ Disciplined O&M Management • Realized approximately $100 million(3) O&M savings Y-o-Y through merger and operational efficiencies • Exceeded targeted merger cost efficiencies of $50 million in 2019 ✓ Optimized regulatory outcomes • Increased utility incremental annual revenue by $113 million(4) • Houston Electric rate case settled (final order expected ~Q1 2020), providing regulatory clarity and earnings certainty in largest jurisdiction going forward Note: (1) Refer to slide 3 for information on non-GAAP measures and slide 46 for reconciliation to GAAP measures (2) Representative of Houston Electric and legacy CenterPoint natural gas jurisdictions only. Vectren natural gas distribution utilities were not a part of CenterPoint Energy until February 1, 2019 (3) Inclusive of Houston Electric, Indiana Electric Integrated and Natural Gas Distribution business segments. Excluding utility costs to achieve and amounts with revenue offsets. Amounts are inclusive of 10 Vectren utilities even though they were not a part of CenterPoint Energy until February 1, 2019 and inclusive of an annualized amount of synergies (4) Related to 2019 finalized regulatory proceedings, exclusive of TCJA impacts

REGULATORY HIGHLIGHTS

CenterPoint Energy

Accomplishments

✓ Houston Electric rate case[(1)]
- — 9.4% ROE and 42.5% equity ratio

✓ Bailey to Jones Creek
- — ~$483 million capital spend expected
- — Estimated construction timeline ~ early 2021 to 2022

✓ Ohio rate case
- — 7.48% overall rate of return

Pending Regulatory Cases/IRP

- Minnesota rate case (anticipated outcome ~Q1 2021)
  - ✓ $53 million interim rates (effective Jan. 1, 2020)
- Beaumont/East Texas rate case (anticipated outcome ~ Q2 2020)
- Houston Electric TCOS (anticipated outcome ~late Q2 2020)
- Houston Electric DCRF (anticipated filing April 2021)
- Indiana IRP (anticipated filing ~ Q2 2020)
- Indiana South & North gas rate cases (anticipated filing ~Q2/Q3 2020)

Rate base by state[(2)]


Other[(3)]
8%
MN
8%
OH
6%
IN
24%
TX
54%

Note: Refer to slides 37 – 43 for full detail on regulatory filings; TCOS – Transmission Cost of Service adjustment; DCRF – Distribution Cost Recovery Factor; IRP – Integrated Resource Plan

(1) Settlement approved by the PUCT in February 2020; final order expected in ~ Q1 2020

(2) Total projected rate base for the year ended December 31, 2019 and not just the amount that has been reflected in rates. Amounts may differ from regulatory filings.

(3) Includes Arkansas, Louisiana, Mississippi and Oklahoma gas distribution jurisdictions. These jurisdictions utilize cost of service mechanisms to true up capital and expense recovery

11

SALE OF INFRASTRUCTURE SERVICES & ENERGY SERVICES FOR $1.25B

CenterPoint Energy

Transaction Details

- Infrastructure Services[1]
  - Sales price $850 million
  - Net after-tax proceeds ~$670 million used to repay outstanding debt
  - Expected closing ~ Q2 2020
- Energy Services[2]
  - Sales price $400 million
  - Net after-tax proceeds ~$385 million used to repay outstanding debt
  - Expected closing ~ Q2 2020

Strategic Rationale

- ✓ Improves[3] Business Risk Profile
- ✓ Strengthens Balance Sheet and Credit Quality[4]
- ✓ Increases Earnings Contribution from Core Utility
- ✓ Reduces Earnings Volatility
- ✓ Focuses on Robust Utility Capital Investment Program

Note: Refer to slide 2 for information on forward-looking statements

(1) For additional detail, refer to press release and Form 8-K filed on February 3, 2020
(2) For additional detail, refer to press release and Form 8-K filed on February 24, 2020
(3) As determined by rating agencies
(4) Specifically CenterPoint Energy and CERC

12

CENTERPOINT'S CONTINUED TRANSITION
TO MORE UTILITY FOCUSED STRATEGY

CenterPoint Energy

2018A(1)	2020E(2)	2024E(2)
Announced acquisition of Vectren	Vectren utilities and sale of Energy Services / Infrastructure Services	Core utility focus
70% Utility(1)	82% Utility(2)	86% Utility(2)

2018A
- Regulated utility across 8 states serving over ~7M customers
- Vectren added scale with $4B rate base and 1.1M customers

2020E
- Pure play gas LDC and T&D utility driven purchase
- ~$15B rate base, 96% regulated gas LDC / T&D[3]
- Enhanced credit quality post sale[4]

2024E
- ~$22B[5] rate base driven by robust 7.5%[6] compound annual rate base growth
- Core utility business approaching 90% earnings contribution

Note: Refer to slide 2 for information on forward-looking statements and slide 3 for information on non-GAAP measures

(1) Calculated as a combined total of operating income and Midstream Investments equity earnings, where operating income excludes Houston Electric transition and system restoration bonds, Energy Services mark-to-market gains and losses as well as certain merger-related expenses
(2) Calculated as the relative earnings contribution of both Utility Operations and Midstream Investments. Refer to slide 30 for further detail
(3) Based on 2019E Electric T&D, Electric Generation and Natural Gas Distribution rate base as calculated by the individual jurisdictions
(4) Specifically CenterPoint Energy and CERC
(5) Based on 2024E Electric T&D, Electric Generation and Natural Gas Distribution rate base as calculated by the individual jurisdictions
(6) For the period 2019 through 2024, see slide 21 for further detail

13

ENABLE’S STRONG CASH FLOW SUPPORTS OUR ROBUST UTILITY GROWTH Cumulative cash provided by Enable common units to CenterPoint 2013 2015 2017 2019 2021E 2024E $1.0 billion $2.0 billion $3.0 billion(1) > than $300 million ✓ Consistent cash distribution recycled into robust utility Capital capital investment at Recycling attractive ROEs ✓ Zero capital commitment from CenterPoint Annual Enable Cash Distributions 14 Note: Refer to slide 2 for information on forward-looking statements and slide 3 for information on non-GAAP measures. ROE – Return on equity (1) Estimate based off CenterPoint Energy’s ownership of Enable common units as of December 31, 2019 and Enable’s most recent cash distribution rate of $0.3305 declared on February 7, 2020

OUR INVESTOR VALUE PROPOSITION

CenterPoint Energy

Largely pure-play regulated gas LDC and T&D utility across 8 states

Regulatory Strategy

Pure-play regulated utility with diversified portfolio and favorable mechanisms providing timely recovery of capital

Predictable Earnings Growth

5 – 7% utility EPS[1][2] growth supported by strong regulated investment and rate base growth

8-10%
Total Shareholder Return

5-7%
Utility EPS[1][2] Growth

> 4%
Dividend Yield

~7.5%
Rate Base CAGR[3]

Low 70s
Targeted Payout Ratio

Capital investment

~$13B 5-year[2] capital investment plan to provide safe and reliable service to customers across high growth jurisdictions

Investment Grade Credit Quality

Continued commitment to solid investment grade credit quality and balance sheet strength

Supported by strong cash flow from Enable to fund regulated growth

Note: Refer to slide 2 for information on forward-looking statements
(1) Utility earnings per share on a guidance basis
(2) Compound annual growth rate over the period 2020 through 2024
(3) Based off 2019E through 2024E Electric T&D, Electric Generation and Natural Gas Distribution rate base as calculated by the individual jurisdictions

15

2019 GUIDANCE BASIS EPS[1] DRIVERS



$1.60
$0.63
Primary Drivers:
↑ $0.45 Businesses Acquired in the Merger
↑ $0.27 legacy utility O&M Management, Rate Relief and Customer Growth
↑ $0.02 Weather
↓ $0.08 Depreciation and Amortization
↓ $0.06 Equity Return
$0.19
Primary Drivers:
↑ $0.23 Businesses Acquired in the Merger
↓ $0.04 Energy Services
$0.06
Primary Drivers:
↓ Enable performance
$0.57
Primary Drivers:
↑ $0.23 Effective tax rate
↓ $0.67 Merger Financing
↓ $0.13 Interest and Other
$1.79
2018 Consolidated Guidance Basis EPS (1)
Utility Operations Operating Income (2)
Energy Services and Infrastructure Services Operating Income (3)
Midstream Investments (4)
Other (5)
2019 Consolidated Guidance Basis EPS (1)

Note: All bars exclude certain merger integration and transaction related fees and expenses. Bars for Utility Operations; Energy Services and Infrastructure Services; and Midstream Investments all utilize the 2018 tax rate and the 2018 share count

(1) Refer to slide 3 for information on non-GAAP measures and slide 46 for reconciliation to GAAP measures
(2) Includes Houston Electric – T&D, Indiana Electric – Integrated and Natural Gas Distribution; excludes transition and system restoration bonds and TCJA revenue reductions. See slides 49 and 50 for details
(3) Energy Services excludes mark-to-market gain of $39 million in 2019 and mark-to-market loss of $110 million in 2018, as well as the goodwill impairment charge of $48 million in 2019
(4) Excludes CenterPoint Energy's share, $46 million, of the goodwill impairment charge Enable recorded in 2019. Please reference Enable's 2019 Form 10-K and fourth quarter 2019 earnings materials dated February 19, 2020
(5) Includes the Corporate and Other segment, TCJA revenue reductions attributable to the Houston Electric – T&D and legacy CenterPoint Natural Gas Distribution jurisdictions, as well as other income, interest expense (excluding transition and system restoration bonds), income taxes, preferred stock dividend requirements and the increase in share count

16

INITIATING 2020 UTILITY EPS GUIDANCE

CenterPoint Energy

Utility EPS on a Guidance (non-GAAP) Basis of $1.10 - $1.20[2]



Non-Utility Operations $0.50[1]
Utility Operations $1.29[1]
2019 Consolidated Guidance Basis EPS
$0.05
Utility Weather
$0.05
One-time items:
- Tax benefit
- Other
$1.19
2019 Normalized Utility Guidance Basis EPS
$0.15
Houston Electric rate case and equity return impacts
$0.06 - $0.16
Customer growth, rate relief, O&M management and other
$1.10–$1.20[2]
2020 Utility Guidance Basis EPS Range
Utility Operations
Non-Utility Operations

2020 Utility EPS guidance range excludes certain measures, including:

- $0.23 - $0.28[2] of Midstream Investments EPS converted from Enable's guidance range[3]
- Results related to Energy Services and Infrastructure Services prior to sale closings[4]

Note: Refer to slide 3 for information on 2020 Utility EPS guidance assumptions and non-GAAP measures
(1) Refer to slide 29 for additional detail
(2) Refer to slide 30 for additional detail
(3) Refer to Enable's 4th quarter and full-year 2019 earnings materials dated February 19, 2020
(4) Including anticipated costs and impairment resulting from the sale of Infrastructure Services and Energy Services

17

2020 – 2024 UTILITY GUIDANCE BASIS EPS OUTLOOK Robust regulated utility growth plan drives 5-7% utility growth 5 – 7% Utility EPS CAGR through ➢ $13 billion 5-year capital investment plan 2024 $1.10 – $1.20(1) ➢ 7.5% rate base CAGR from 2019 – 2024 ➢ Top quartile customer growth ➢ Electric(2) and gas rates below peer average ➢ Continued disciplined O&M management ➢ Premium utility portfolio targeting allowed ROEs 2020 Utility Guidance Basis EPS Range Note: Refer to slide 3 for information on 2020 Utility EPS guidance assumptions and non-GAAP measures 18 (1) Refer to slide 30 for additional detail (2) Houston Electric service territory

ACHIEVING OUR 5-7% UTILITY GROWTH TARGET

CenterPoint Energy

Lower-risk T&D and Gas LDC

- 96%[1] of rate base from lower-risk Gas LDC and electric T&D utility asset bases
- Premium utilities earning their allowed ROEs

Top Quartile Customer Growth and Low Customer Rates

- Electric customer growth of 2.0%[2] and gas of 1.2%[3], both above the national average
- Electric T&D[2] and natural gas distribution customer rates below peers


CenterPoint Energy

Scale Utility Operations

- Total rate base: $15B[1]
- Serve over 7M[4] customers
- Diversified across 8 states

Disciplined O&M Control

- Focus on O&M creates rate headroom and drives earnings growth and shareholder value creation

7.5%[5] Rate Base CAGR

- $13B[6] regulated capital investment plan
- Investments supported by attractive capital recycling from Enable cash flow

Investment Grade Credit Metrics

- Continued focus on strengthening the balance sheet and maintaining strong credit quality across our utilities

Note:
(1) Based on 2019E Electric T&D, Electric Generation and Natural Gas Distribution rate base as calculated by the individual jurisdictions
(2) Houston Electric service territory customer growth rate from 2019 versus 2018
(3) Exclusive of jurisdictions acquired through the merger, customer growth rate from 2019 versus 2018
(4) As of December 31, 2019
(5) Based off 2019E through 2024E Electric T&D, Electric Generation and Natural Gas Distribution rate base as calculated by the individual jurisdictions
(6) For the period 2020E through 2024E

19

ROBUST UTILITY CAPITAL INVESTMENT… ~$13B capital to be deployed over next 5 years $2.8 $2.6 $2.6 $0.1 $2.7 $2.5 $0.1 $0.2 $0.1 $0.1 $1.4 $1.3 $1.1 $1.0 $1.3 $0.3 $0.3 $0.4 $ in billions in $ $0.3 $0.4 $1.0 $1.1 $0.9 $0.9 $0.9 2020E 2021E 2022E 2023E 2024E Houston Electric Indiana Electric Integrated Natural Gas Distribution Other 20 Note: Amounts include allowance for funds used during construction and exclude Energy Services and Infrastructure Services. For additional breakdown of utility capital, refer to slides 31 – 33

…SUPPORTS STRONG RATE BASE GROWTH $21.6 $20.5 $19.0 $17.5 $16.2 $10.2 $15.1 $9.5 $8.6 CAGR: $8.0 8.8% $7.3 $6.7 $2.2 $2.3 CAGR: $2.1 $ in billions in $ $2.0 6.2% $1.8 $1.7 CAGR: $8.3 $8.8 $9.1 $6.7 $7.1 $7.5 6.4% 2019E 2020E 2021E 2022E 2023E 2024E Houston Electric Indiana Electric Integrated Natural Gas Distribution Note: (1) The projected year-end rate base is subject to change depending on actual capital investment and deferred taxes, the time frame over which excess deferred taxes are returned to customers, and the 21 actual rate base authorized. Projected year-end rate base is the total rate base for the year and not just the amount that has been reflected in rates. Amounts shown may differ from regulatory filings

LEADING UTILITY CUSTOMER GROWTH AND RATES Customer Growth Customer Rates Below average T&D rate(2) across +67% utility peers in Texas ~2.0(1)% $0.060 $0.055 ~1.2% Top quartile of $0.050 national electric $0.045 $/kWh Electric utility customer $0.040 growth $0.035 $0.030 National Electric Utility Houston Electric Average Houston Electric Other Texas utilities Average Keeping rates low while providing safe, +10% reliable service to our customers ~1.2(1)% $1.30 ~1.1% $1.25 $1.20 Top half of Gas $1.15 (3) national Gas LDC $1.10 $1.05 customer growth $/CCF $1.00 $0.95 National Gas LDC Natural Gas Distribution $0.90 Average $0.85 $0.80 2009 2014 2019 Note: (1) Based upon 2019 customer count. Exclusive of jurisdictions acquired through the merger (2) Based upon tariffs published semi-annually by PUCT as of September 1, 2019 (3) Annual average of $/CCF for each natural gas jurisdiction. Vectren natural gas distribution utilities were not a part of CenterPoint Energy until February 1, 2019; 2009 and 2014 amounts exclude Indiana 22 and Ohio jurisdictions

DISCIPLINED O&M MANAGEMENT

Utility O&M Management[1]



1.6
1.5
Avoidance of ~2% hypothetical rate of O&M escalation
5-year cumulative savings of ~$450M[2]
Target flat O&M
2018
2019
2020E
2021E
2022E
2023E
2024E

Key O&M Management Initiatives

- Continued systematic review of operating areas to reduce O&M by aligning work activities with core utilities and optimizing organizational design
- Drive O&M savings from increased process improvements, workforce planning and strategic alignment
- Use of data analytics to streamline decision making across all functional areas

Disciplined O&M management → Earnings growth, shareholder value and customer rate headroom

Note: Refer to slide 2 for information on forward-looking statements
(1) Inclusive of Houston Electric, Indiana Electric Integrated and Natural Gas Distribution business segments. 2018 and 2019 amounts are inclusive of Vectren utilities even though they were not a part of CenterPoint Energy until February 1, 2019. Excluding certain merger costs, utility costs to achieve and amounts with revenue offsets
(2) Calculated as a function of assuming a 2% hypothetical rate of O&M escalation to illustrate projected cumulative savings

23

COMMITTED TO MAINTAINING SOLID, INVESTMENT-GRADE CREDIT QUALITY ✓ Balance sheet strength provides base to capture the robust capital investment Consolidated Adjusted FFO/Debt opportunity in our regulated utility portfolio Low to mid-14% (1) 13.6% ✓ Improved business risk profile from sale of Energy Services and Infrastructure Services seen as credit positive by rating agencies ✓ Proceeds from sale of Energy Services and Infrastructure Services to pay down debt 2019 2020E - 2024E ✓ Rigorous capital allocation process “The [CIS] transaction will be credit supportive by ✓ On-going disciplined O&M management reducing debt and lowering CenterPoint’s business risk profile.” February 3, 2020 ✓ Committed to raising equity as necessary to “The [CES] transaction is credit positive for CNP because support our robust utility capital investments it will reduce its business risk profile and debt.” and our credit metrics February 25, 2020 Note: Refer to slide 2 for information on forward-looking statements and slide 3 for information on non-GAAP measures 24 (1) Reference slides 47 and 48 for reconciliation

ANTICIPATED EQUITY ISSUANCE 2020E – 2022E Projected annual sources of equity funding ~$0.1 - $0.2 $0.5 - $0.7 Strengthen balance sheet $0.8 $ $ in billions $0.3 - $0.5 $0.3 - $0.5 $0.1 - $0.3 Fund growth 2020 Equity to address: 2021 ATM/DRIP (1) 2022 ATM/DRIP(1) - Houston Electric rate case outcome -Stengthen balance sheet -Fund utility investment • Rebases credit metrics at BBB/Baa2 post-Houston Electric rate case • Incremental equity funds 15%-20% of ~$2.6 billion average annual utility investment capital • Anticipate ~$800 million of equity in 2020 to strengthen balance sheet and fund utility growth investment • 2021 – 2022 utility equity investment needs expected to be funded via ATM/DRIP(1) programs Note: Refer to slide 2 for information on forward-looking statements. 2021 and 2022 estimates presented represent annualized averages for the years 2021 – 2022. ATM – At the market offering program; 25 DRIP – Dividend Reinvestment Plan (CenterPoint Energy’s Investor Choice Plan) (1) Estimated annual DRIP proceeds approximate $30 million

ONGOING COMMITMENT TO THE COMMON STOCK DIVIDEND Payout ratio over time: 2020E Post Long-term 2019A 2009A CIS/CES target (1) 72% 10 years of DPS increases 64% 83% Mid-70s Going forward: +1-3% per year $1.15 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020E 2021E 2022E Common Stock Dividend per share Note: Refer to slide 2 for information on forward-looking statements and slide 3 for information on non-GAAP measures 26 (1) Assumes the midpoint of 2020 utility guidance basis EPS range and Midstream Investments earnings range, which utilizes the Enable Midstream Partners’ 2020 guidance range as provided on Enable’s 4th quarter earnings call on February 19, 2020 and assumes an allocation of CenterPoint Energy corporate overhead based upon its relative earnings contributions

OUR INVESTOR VALUE PROPOSITION

CenterPoint Energy

Largely pure-play regulated gas LDC and T&D utility across 8 states

Regulatory Strategy

Pure-play regulated utility with diversified portfolio and favorable mechanisms providing timely recovery of capital

Predictable Earnings Growth

5 – 7% utility EPS[(1)(2)] growth supported by strong regulated investment and rate base growth

8-10%
Total Shareholder Return

5-7%
Utility EPS[(1)(2)] Growth

> 4%
Dividend Yield

~7.5%
Rate Base CAGR[(3)]

Low 70s
Targeted Payout Ratio

Capital investment

~$13B 5-year[(2)] capital investment plan to provide safe and reliable service to customers across high growth jurisdictions

Investment Grade Credit Quality

Continued commitment to solid investment grade credit quality and balance sheet strength

Supported by strong cash flow from Enable to fund regulated growth

Note: Refer to slide 2 for information on forward-looking statements
(1) Utility earnings per share on a guidance basis
(2) Compound annual growth rate over the period 2020 through 2024
(3) Based off 2019E through 2024E Electric T&D, Electric Generation and Natural Gas Distribution rate base as calculated by the individual jurisdictions

27

APPENDIX 28

2019 GUIDANCE BASIS EARNINGS PRESENTED ACCORDING TO 2020 EARNINGS GUIDANCE METHODOLOGY Twelve Months Ended December 31, 2019 Dollars in millions Diluted EPS Guidance basis (non-GAAP) income and diluted EPS (1) Utility (2) $ 741 $ 1.48 Non-utility (3) 285 0.57 Corporate (4) (131) (0.26) Consolidated $ 895 $ 1.79 Allocation of corporate Utility (95) (0.19) Non-utility (36) (0.07) Corporate 131 0.26 Consolidated - - Guidance basis (non-GAAP) income and diluted EPS with allocation of corporate Utility $ 646 $ 1.29 Non-utility 249 0.50 Consolidated $ 895 $ 1.79 Note: Refer to slide 46 for reconciliation to GAAP measures and slide 3 for information on non-GAAP measures (1) Excludes ZENS, CES mark-to-market adjustments, certain merger integration and transaction related fees and expenses, CenterPoint's share of Enable's goodwill impairment and the CES goodwill impairment (2) Includes Houston Electric - T&D, Indiana Electric - Integrated and Natural Gas Distribution (3) Includes Energy Services, Infrastructure Services and Midstream Investments (4) Includes the Corporate and Other segment and eliminations 29

2020 EPS GUIDANCE BASIS CONSIDERATIONS

CenterPoint Energy

Translating Enable Guidance to CenterPoint's Portion (in millions, except percentages)	
Enable Net Income Attributable to Common Units	$385 - $445[2]
CNP Common Unit ownership percentage	53.7%[3]
Basis difference amortization	$47[4]
Interest (CNP Midstream internal note)	4.5% on $1,200
Marginal effective tax rate	24%
Estimated 2020 CNP Share Count	525
Midstream Investments EPS before allocation of Corporate & Other	$0.29 - $0.34
Proportion share of Corporate & Other allocation (18%)	($0.06)
Midstream Investments EPS after allocation of Corporate & Other	$0.23 – $0.28

Guidance basis EPS before allocation of Corporate & Other		
Utility Operations	Midstream Investments	Corporate & Other
$1.40 - $1.50	$0.29 - $0.34	($0.36)
~82%[1]	~18%[1]	

Guidance basis EPS after allocation of Corporate & Other	
Utility Operations	Midstream Investments
$1.10 - $1.20	$0.23 - $0.28
~82%	~18%

Note: Refer to slide 2 for information on forward-looking statements and slide 3 for information on non-GAAP measures and for additional detail on the 2020 Utility EPS guidance range assumptions and 2020 Midstream Investments EPS expected range assumptions

(1) Calculated as the relative contribution of each reporting area based off the guidance basis EPS for Utility Operations and Midstream Investments EPS expected range attributable to CenterPoint's share of Enable's Net Income Attributable to Common Units guidance range. The guidance basis earnings (loss) per share related to Corporate & Other is then proportionally allocated based on each reporting range's relative contribution

(2) Source: Enable's 4th quarter and full-year 2019 earnings presentation dated February 19, 2020

(3) Assumes no change in Enable ownership position as of December 31, 2019

(4) Does not consider any potential loss on dilution, net of proportional basis difference recognition

30

HOUSTON ELECTRIC CAPITAL INVESTMENT OUTLOOK $4.9B Five Year Capital Plan $1,082 $1,031 $54 $83 $934 $934 $156 $876 $107 $108 $196 $109 $281 $182 $189 $134 $163 $37 $214 $215 $178 $204 $197 $ Millions $ $403 $413 $404 $423 $407 2020E 2021E 2022E 2023E 2024E Load Growth Reliability & Modernization Bailey to Jones Creek Project Other Baseline Other 31 Note: Amounts include allowance for funds used during construction

NATURAL GAS DISTRIBUTION CAPITAL INVESTMENT OUTLOOK $6.1B Five Year Capital Plan (by type of spend) $1,373 $1,331 $1,261 $93 $92 $97 $1,124 $218 $178 $121 $1,037 $154 $91 $157 $144 $ Millions $ $1,010 $1,062 $1,061 $846 $802 2020E 2021E 2022E 2023E 2024E System Modernization Growth Other 32 Note: Amounts include allowance for funds used during construction

NATURAL GAS DISTRIBUTION CAPITAL INVESTMENT OUTLOOK $6.1B Five Year Capital Plan (by state) $1,373 $1,331 $1,261 $1,124 $367 $269 $374 $1,037 $174 $57 $126 $135 $132 $140 $158 $254 $279 $330 $286 $282 $ Millions $ $232 $225 $231 $228 $223 $359 $356 $296 $319 $294 2020E 2021E 2022E 2023E 2024E TX MN IN OH Other 33 Note: Amounts include allowance for funds used during construction (1) Consists of Arkansas, Louisiana, Mississippi and Oklahoma

FINANCING ROBUST UTILITY GROWTH

CenterPoint Energy

2021E and 2022E Illustrative annual sources / uses of funding



$ in billions
~$2.2
~($0.7)
~($2.5) Funding utility growth & reliability
~$0.3 - $0.5
~$0.5 - $0.7
FFO(1)
Dividends(2)
Annual capex
Equity (ATM/DRIP)(3)
Incremental long-term debt
Funds ~15% -20% of annual capital investment supporting utility growth
Sources
Uses

Anticipate ~$300 to $500 million per year 2021 thru 2022 via ATM/DRIP programs

- ✓ Supports ~$2.5 billion average annual utility capital investment
- ✓ Creates balance sheet flexibility to pursue accretive future capital investment opportunities

Note: Refer to slide 2 for information on forward-looking statements and slide 3 for information on non-GAAP measures. 2021 and 2022 estimates presented represent annualized averages for the years 2021 – 2022. FFO – Funds from Operations; ATM – At the market offering program; DRIP – Dividend Reinvestment Plan (CenterPoint Energy's Investor Choice Plan)

(1) Including amounts related to transition and restoration bonds and distributions on Enable common units
(2) Consists of CenterPoint Energy dividends on both common stock and preferred stock
(3) Estimated annual DRIP proceeds approximate $30 million

34

FINANCING ROBUST UTILITY GROWTH

LONG-TERM DEBT[1] ISSUANCE 2020

CenterPoint Energy

($ in millions)	Estimated Issuance Range	Scheduled Debt Maturities[2]	Net Long-term Debt Issuances
Corporate	$ —	$ —	$ —
Houston Electric[3]	$ 300 – $500	$ —	$ 300 – $500
CERC	$ —	$ —	$ —
VUHI[4]	$ 400 – $500	$ 400	$ 0 – $100
Total	$ 700 – $1,000	$ 400	$ 300 – $600

Note: Refer to slide 2 for information on forward-looking statements. Financing plans are subject to change, depending on capital expenditures, regulatory outcomes, internal cash generation, market conditions and other factors. Table does not consider future opportunistic re-financings of existing short and/or long-term debt. Table does not include activity related to Vectren Capital Corp. due to the pending sale of Infrastructure Services. CERC – CenterPoint Energy Resources Corp.; VUHI – Vectren Utility Holdings, Inc.

(1) Includes maturing term loans, excluding Infrastructure Services
(2) Reference slide 36 for details and the CenterPoint Q4 2019 debt and liquidity schedules posted to www.investors.centerpointenergy.com
(3) Excluding amounts related to transition and restoration bonds
(4) Includes debt financing activity at both the holding company level and associated operating companies level

35

PRINCIPAL AMOUNTS OF MATURING EXTERNAL DEBT DEBT AS OF DECEMBER 31, 2019

CenterPoint Energy

CenterPoint Energy, Inc.
Principal Amounts of Maturing External Debt
As of December 31, 2019

($ in millions)

Year	CenterPoint Energy (1)	CEHE	CERC	VUHI	IGC	SIGECO	VCC	Sub-total	Transition & System Restoration Bonds (2)	Total
2020	-	-	-	400	-	-	200	600	231	831
2021-2025	4,633 (3)	902 (6)	1,270 (5)	380 (7)	10	69	- (8)	7,264	747	8,011
2026-2030	1,043 (4)	600	300	60	86	80	-	2,169	-	2,169
2031-2035	-	312	-	75	-	-	-	387	-	387
2036-2040	-	-	400	-	-	44	-	444	-	444
2041-2045	-	1,100	300	185	-	62	-	1,647	-	1,647
2046-2050	300	1,100	300	-	-	-	-	1,700	-	1,700
2051-2055	-	-	-	-	-	38	-	38	-	38
2056+	-	-	-	-	-	-	-	-	-	-
Total	$ 5,976	$ 4,014	$ 2,570	$ 1,100	$ 96	$ 293	$ 200	$ 14,249	$ 978	$ 15,227

(1) Debt collateralized by General Mortgage Bonds of CenterPoint Energy Houston Electric, LLC (CEHE) matures on the following dates: 2028, $68 million.
(2) Using scheduled payment dates.
(3) Includes commercial paper of $1,633 million and bank borrowings of $1,000 million.
(4) Includes ZENS at their contingent principal amount of $75 million. As of December 31, 2019, the principal amount of ZENS on which interest is paid was $828 million and the ZENS debt component reflected on CenterPoint Energy's financial statements was $19 million. At maturity or upon redemption, holders of ZENS will receive cash at the higher of the contingent principal amount or the value of the reference shares of AT&T Inc. and Charter Communications, Inc.
(5) Includes commercial paper of $376 million.
(6) Includes bank borrowings of $0 million.
(7) Includes commercial paper of $268 million and bank borrowings of $300 million.
(8) Includes bank borrowings of $200 million.

36

ELECTRIC OPERATIONS
Q4 2019 REGULATORY UPDATE

CenterPoint Energy

Mechanism	Annual Increase (Decrease) (1) (in millions)	Filing Date	Effective Date	Approval Date	Additional Information
CenterPoint Energy and Houston Electric (PUCT)					
Rate Case (1)	$155	Apr-19	TBD	TBD	For full disclosure on Houston Electric rate case, refer to "Regulatory Matters" in Item 7 of CenterPoint Energy's 2019 Form 10-K
EECRF	7	May-19	Mar-20	Oct-19	The PUCT issued a final order in October 2019 approving recovery of 2020 EECRF of $35 million, including a $7 million performance bonus.
CenterPoint Energy - Indiana Electric (IURC)					
TDSIC	3	Feb-19	May-19	May-19	Requested an increase of $24 million to rate base, which reflects a $3 million annual increase in current revenues. 80% of revenue requirement is included in requested rate increase and 20% is deferred until next rate case. The mechanism also includes refunds associated with the TCJA, resulting in a change of $5 million, and a change in the total (over)/under-recovery variance of $5 million annually.
TDSIC	4	Aug-19	Nov-19	Nov-19	Requested an increase of $35 million to rate base, which reflects a $4 million annual increase in current revenues. 80% of revenue requirement is included in requested rate increase and 20% is deferred until next rate case. The mechanism also includes a change in (over)/under-recovery variance of $4 million annually.
TDSIC (1)	4	Feb-20	May-20	TBD	Requested an increase of $34 million to rate base, which reflects a $4 million annual increase in current revenues. 80% of revenue requirement is included in requested rate increase and 20% is deferred until next rate case. The mechanism also includes a change in (over)/under-recovery variance of $2 million annually.
ECA - MATS	13	Feb-18	Jan-19	Apr-19	Requested an increase of $58 million to rate base, which reflects a $13 million annual increase in current revenues. 80% of revenue requirement is included in requested rate increase and 20% is deferred until next rate case. The mechanism includes recovery of prior accounting deferrals associated with investments (depreciation, carrying costs, operating expenses).
CECA	2	Feb-19	Jun-19	May-19	Requested an increase of $13 million to rate base related to solar pilot investments, which reflects a $2 million annual increase in current revenues.
CECA (1)	0.1	Feb-20	Jun-20	TBD	Requested an increase of $0.1 million to rate base related to solar pilot investments, which reflects an immaterial change to current revenues. The mechanism also includes a change in (over)/under-recovery variance of $0.1 million annually. Additional solar investment to supply 50 MW of solar capacity is approved and will be included for recovery once completed in 2021.

Note: Please see slides posted under regulatory information for additional detail (http://investors.centerpointenergy.com/regulatory-information)
EECRF – Energy Efficiency Cost Recovery Factor; TCJA – Tax Cuts and Jobs Act; TDSIC – Transmission, Distribution, and Storage System Improvement Charge; ECA – Federal Mandates under Indiana Senate Bills 251 and 29 (or Environmental Cost Adjustment); MATS – Mercury and Air Toxic Standards; CECA – Clean Energy Cost Adjustment
(1) Represents proposed increases (decreases) when effective date and/or approval date is not yet determined. Approved rates could differ materially from proposed rates

37

NATURAL GAS DISTRIBUTION Q4 2019 REGULATORY UPDATE

CenterPoint Energy

Mechanism	Annual Increase (Decrease) [(1)] (in millions)	Filing Date	Effective Date	Approval Date	Additional Information
CenterPoint Energy and CERC - Beaumont/East Texas, South Texas, Houston and Texas Coast (Railroad Commission)					
GRIP	20	Mar-19	Jul-19	Jun-19	Based on net change in invested capital of $123 million.
Rate Case [(1)]	7	Nov-19	TBD	TBD	Reflects a proposed 10.40% ROE on a 58% equity ratio. Additionally, the proposal includes a refund for an Unprotected EDIT Rider amortized over 3 years of which $2.2 million is refunded in Year 1 and a request of $0.2 million for a Hurricane Surcharge, resulting from Hurricane Harvey, over 1 year.
CenterPoint Energy and CERC - Houston and Texas Coast (Railroad Commission)					
Administrative 104.111	N/A	Aug-19	Jan-20	Oct-19	On August 1, 2019, and subsequent supplemental filings in August and October 2019, Houston and Texas Coast proposed a rider to refund over three years to its Houston and Texas Coast customers combined, approximately $18 million of unprotected EDIT related to the TCJA.
CenterPoint Energy and CERC - South Texas (Railroad Commission)					
Administrative 104.111	N/A	Nov-19	Mar-20	Jan-20	On November 14, 2019, South Texas proposed to refund protected EDIT, amortized over ARAM. The estimated refund for the first year is $0.6 million.
CenterPoint Energy and CERC - Arkansas (APSC)					
FRP	7	Apr-19	Oct-19	Aug-19	Based on ROE of 9.5% approved in the last rate case. On August 23, 2019, the APSC approved a unanimous comprehensive settlement that results in an FRP revenue increase of $7 million and includes additional non-monetary items.
CenterPoint Energy and CERC - Louisiana (LPSC)					
RSP	3	Sep-19	Dec-19	Dec-19	Based on ROE of 9.95%.
CenterPoint Energy and CERC - Minnesota (MPUC)					
CIP Financial Incentive	11	May-19	Oct-19	Sep-19	CIP Financial Incentive based on 2018 activity.
Decoupling	N/A	Sep-19	Sep-19	Jan-20	Represents over-recovery of $21 million recorded for and during the period July 1, 2018 through June 30, 2019, partially offset by over-refund of $2 million related to the period July 1, 2017 through June 30, 2018.
Rate Case [(1)]	62	Oct-19	TBD	TBD	Reflects a proposed 10.15% ROE on a 51.39% equity ratio. Interim rates were approved and reflect an annual increase of $53 million, effective January 1, 2020.
CenterPoint Energy and CERC - Mississippi (MPSC)					
RRA	2	May-19	Nov-19	Nov-19	Based on ROE of 9.26%.
CenterPoint Energy and CERC - Oklahoma (OCC)					
PBRC	2	Mar-19	Sep-19	Aug-19	Based on ROE of 10%. On July 26, 2019, the ALJ recommended that the OCC approve an increase of $2 million. On August 29, 2019, the OCC approved the ALJ-recommended revenue increase of $2 million.

Note: Please see slides posted under regulatory information for additional detail (http://investors.centerpointenergy.com/regulatory-information)

GRIP – Gas Reliability Infrastructure Program; EDIT – Excess Deferred Income Taxes; ARAM – Average rate assumption method; FRP – Formula Rate Plan; RSP – Rate Stabilization Plan; CIP – Conservation Improvement Program; RRA – Rate Regulation Adjustment; PBRC – Performance Based Rate Change Plan; ALJ – Administrative Law Judge

(1) Represents proposed increases (decreases) when effective date and/or approval date is not yet determined. Approved rates could differ materially from proposed rates

38

NATURAL GAS DISTRIBUTION Q4 2019 REGULATORY UPDATE

CenterPoint Energy

Mechanism	Annual Increase (Decrease) [(1)] (in millions)	Filing Date	Effective Date	Approval Date	Additional Information
CenterPoint Energy - Indiana South - Gas (IURC)					
CSIA	3	Oct-18	Jan-19	Jan-19	Requested an increase of $16 million to rate base, which reflects a $3 million annual increase in current revenues. 80% of revenue requirement is included in requested rate increase and 20% is deferred until next rate case. The mechanism also includes refunds associated with the TCJA, resulting in a change of $(1) million, and a change in the total (over)/under-recovery variance of $(3) million annually.
CSIA	5	Apr-19	Jul-19	Jul-19	Requested an increase of $22 million to rate base, which reflects a $5 million annual increase in current revenues. 80% of revenue requirement is included in requested rate increase and 20% is deferred until the next rate case. The mechanism also includes refunds associated with the TCJA, resulting in no change to the previous credit provided, and a change in the total (over)/under-recovery variance of $3 million annually.
CSIA	3	Oct-19	Jan-20	Jan-20	Requested an increase of $18 million to rate base, which reflects a $3 million annual increase in current revenues. 80% of revenue requirement is included in requested rate increase and 20% is deferred until the next rate case. The mechanism also includes refunds associated with the TCJA, resulting in no change to the previous credit provided, and a change in the total (over)/under-recovery variance of $(0.2) million annually.
CenterPoint Energy - Indiana North - Gas (IURC)					
CSIA	3	Oct-18	Jan-19	Jan-19	Requested an increase of $54 million to rate base, which reflects a $3 million annual increase in current revenues. 80% of revenue requirement is included in requested rate increase and 20% is deferred until next rate case. The mechanism also includes refunds associated with the TCJA, resulting in a change of $(11) million, and a change in the total (over)/under-recovery variance of $(19) million annually.
CSIA	12	Apr-19	Jul-19	Jul-19	Requested an increase of $58 million to rate base, which reflects a $12 million annual increase in current revenues. 80% of revenue requirement is included in requested rate increase and 20% is deferred until next rate case. The mechanism also includes refunds associated with the TCJA, resulting in no change to the previous credit provided, and a change in the total (over)/under-recovery variance of $14 million annually.
CSIA	4	Oct-19	Jan-20	Jan-20	Requested an increase of $29 million to rate base, which reflects a $4 million annual increase in current revenues. 80% of revenue requirement is included in requested rate increase and 20% is deferred until next rate case. The mechanism also includes refunds associated with the TCJA, resulting in no change to the previous credit provided, and a change in the total (over)/under-recovery variance of $(7) million annually.

Note: Please see slides posted under regulatory information for additional detail (http://investors.centerpointenergy.com/regulatory-information)
CSIA – Compliance and System Improvement Adjustment
(1) Represents proposed increases (decreases) when effective date and/or approval date is not yet determined. Approved rates could differ materially from proposed rates

39

NATURAL GAS DISTRIBUTION Q4 2019 REGULATORY UPDATE

CenterPoint Energy

Mechanism	Annual Increase (Decrease) (1) (in millions)	Filing Date	Effective Date	Approval Date	Additional Information
CenterPoint Energy - Ohio (PUCO)					
DRR	11	May-19	Sep-19	Aug-19	Requested an increase of $78 million to rate base for investments made in 2018, which reflects a $11 million annual increase in current revenues. A change in (over)/under-recovery variance of $(3) million annually is also included in rates. All pre-2018 investments are included in rate case request.
Rate Case	23	Mar-18	Sep-19	Aug-19	Settlement agreement approved by PUCO Order that provides for a $23 million annual increase in current revenues. Order based upon $622 million of total rate base, a 7.48% overall rate of return, and extension of conservation and DRR programs.
TSCR (1)	N/A	Jan-19	TBD	TBD	Application to flow back to customers certain benefits from the TCJA. Initial impact reflects credits for 2018 of $(10) million and 2019 of $(8) million, with mechanism to begin subsequent to new base rates. Order is expected in early 2020.

Note: Please see slides posted under regulatory information for additional detail (http://investors.centerpointenergy.com/regulatory-information)
DRR – Distribution Replacement Rider; TSCR – Tax Savings Credit Rider
(1) Represents proposed increases (decreases) when effective date and/or approval date is not yet determined. Approved rates could differ materially from proposed rates

40

REGULATORY ESTIMATED FILING TIMELINE
ELECTRIC OPERATIONS


Jurisdiction
2020
2021
2022
2023
2024
Q1
Q2
Q3
Q4
Houston Electric T&D
TCOS
DCRF
GRC
Indiana Electric Integrated
TDSIC-6
TDSIC-7
TDSIC-8
TDSIC-9
TDSIC-10
TDSIC-11
TDSIC-12
TDSIC-13
TDSIC-14
TDSIC (Phase II)
CECA-2
CECA-3
CECA-4
CECA-5
CECA-6
(1)
ECA-1
ECA-2
ECA-3
ECA-4
ECA-5
GRC (Phase I)
GRC (Phase II)
Rate Case Proceedings (GRC)
Mechanisms
Other Filings

Note: Rate filings and timelines are subject to change and may be impacted by factors such as regulatory, legislative and economic factors; TCOS – Transmission Cost of Service; DCRF – Distribution Cost Recovery Factor; TDSIC – Transmission, Distribution and Storage System Improvement Charge; CECA – Clean Energy Cost Adjustment; ECA – Federal Mandates under Indiana Senate Bills 251 and 29 (or Environmental Cost Adjustment). TCOS filings are anticipated to require approximately 60 days and can be filed twice per year

(1) ECA – Ash Pond filing

41

REGULATORY ESTIMATED FILING TIMELINE
NATURAL GAS DISTRIBUTION

CenterPoint Energy

Jurisdiction	2020				2021				2022				2023				2024			
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Houston Gas		GRIP				GRIP				GRIP				GRIP		GRC				
Texas Coast		GRIP				GRIP				GRIP				GRIP		GRC				
South Texas		GRIP				GRIP				GRIP				GRIP				GRIP		GRC
Beaumont/East Texas	GRC					GRIP				GRIP				GRIP				GRIP		
Minnesota	GRC (Interim rates)								GRC (Interim rates)								GRC (Interim rates)			
Arkansas & Texarkana TX		FRP				FRP				FRP				FRP				FRP		
Oklahoma		PBRC				PBRC				PBRC				PBRC				PBRC		
Louisiana				RSP				RSP				RSP				RSP				RSP
Mississippi		RRA				RRA				RRA				RRA				RRA		

Rate Case Proceedings (GRC)

Mechanisms

Note: Rate filings and timelines are subject to change and may be impacted by factors such as regulatory, legislative and economic factors; GRIP – Gas Reliability Infrastructure Program; FRP – Formula Rate Plan; PBRC – Performance Based Rate Change Plan; RSP – Rate Stabilization Plan; RRA – Rate Regulation Adjustment

42

REGULATORY ESTIMATED FILING TIMELINE
NATURAL GAS DISTRIBUTION

CenterPoint Energy


Jurisdiction
2020
2021
2022
2023
2024
Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4
Indiana North
CSIA-11
CSIA-12
CSIA-13
CSIA-14
CSIA-1 (Phs. II)
CSIA-2 (Phs. II)
CSIA-3 (Phs. II)
CSIA-4 (Phs. II)
CSIA-5 (Phs. II)
CSIA-6 (Phs. II)
CSIA Phase II Plan
DSM
GRC (Phase I)
GRC (Phase II)
Indiana South
CSIA-11
CSIA-12
CSIA-13
CSIA-14
CSIA-1 (Phs. II)
CSIA-2 (Phs. II)
CSIA-3 (Phs. II)
CSIA-4 (Phs. II)
CSIA-5 (Phs. II)
CSIA-6 (Phs. II)
CSIA Phase II Plan
DSM
GRC (Phase I)
GRC (Phase II)
Ohio
DRR
DRR
DRR
DRR
DRR
CEP
CEP
CEP
CEP
CEP
GRC
Rate Case Proceedings (GRC)
Mechanisms
Other Filings

Note: Rate filings and timelines are subject to change and may be impacted by factors such as regulatory, legislative and economic factors; CSIA – Compliance and System Improvement Adjustment; DSM – Demand Side Management and Decoupling Extension; DRR – Distribution Replacement Rider; CEP – Capital Expenditure Program

43

SUMMARY OF MERGER-RELATED EXPENSES[1]

CenterPoint Energy

($ in millions)	Quarter Ended December 31, 2019			Year Ended December 31, 2019		
	O&M Expense	Amortization of Intangibles[3]	Total Impact	O&M Expense[2]	Amortization of Intangibles[3]	Total Impact
Houston Electric - T&D	$ -	$ -	$ -	$ 10	$ -	$ 10
Indiana Electric - Integrated	1	-	1	21	-	21
Natural Gas Distribution[4]	1	-	1	55	-	55
Infrastructure Services	-	4	4	13	19	32
Corporate and Other[5]	11	1	12	75	5	80
Operating Income Impact	$ 13	$ 5	$ 18	$ 174	$ 24	$ 198

($ in millions)	Quarter Ended December 31, 2018			Year Ended December 31, 2018		
	O&M Expense[2]	Amortization of Intangibles	Total Impact	O&M Expense[2]	Amortization of Intangibles	Total Impact
Corporate and Other	$ 14	$ -	$ 14	$ 46	$ -	$ 46
Operating Income Impact	$ 14	$ -	$ 14	$ 46	$ -	$ 46

Notes:

(1) Represents certain impacts reported in operating income which are excluded from guidance basis EPS
(2) 2019 amount primarily consists of severance and incentive compensation costs; 2018 amount primarily consists of transaction costs
(3) Attributable to construction backlog; reported in non-utility cost of revenues, including natural gas
(4) Includes $10 million attributable to legacy CenterPoint Natural Gas Distribution jurisdictions and $45 million attributable to new jurisdictions acquired through the merger
(5) Includes amounts associated with Energy Systems Group (ESG)

44

RECONCILIATION: INCOME AND DILUTED EPS TO ADJUSTED INCOME AND ADJUSTED DILUTED EPS USED IN PROVIDING ANNUAL EARNINGS GUIDANCE

CenterPoint Energy

	Quarter Ended			
	December 31, 2019		December 31, 2018	
	Dollars in millions	Diluted EPS (1)	Dollars in millions	Diluted EPS (1)
Consolidated income available to common shareholders and diluted EPS	$ 128	$ 0.25	$ 90	$ 0.18
Timing effects impacting CES(2):				
Mark-to-market (gains) losses (net of taxes of $2 and $9) (3)	6	0.01	30	0.06
ZENS-related mark-to-market (gains) losses:				
Marketable securities (net of taxes of $16 and $19) (3)(4)	(60)	(0.12)	69	0.13
Indexed debt securities (net of taxes of $16 and $18) (3)	60	0.12	(66)	(0.13)
Consolidated on a guidance basis	$ 134	$ 0.26	$ 123	$ 0.24
Impacts associated with the Vectren merger:				
Impacts associated with the Vectren merger (net of taxes of $1 and $2) (3)	17	0.03	37	0.07
Impact of increased share count on EPS	-	-	-	0.05
Total merger impacts	17	0.03	37	0.12
Loss on CenterPoint's share of Enable's impairment of its goodwill (net of taxes of $11) (3)	35	0.07	-	-
Loss on impairment of Energy Services goodwill (net of taxes of $3) (3)	45	0.09	-	-
Consolidated on a guidance basis, excluding impacts associated with the Vectren merger and loss on impairments	$ 231	$ 0.45	$ 160	$ 0.36

(1) Quarterly diluted EPS on both a GAAP and guidance basis are based on the weighted average number of shares outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS

(2) Energy Services segment

(3) Taxes are computed based on the impact removing such item would have on tax expense

(4) Comprised of common stock of AT&T Inc. and Charter Communications, Inc.

Note: Refer to slide 3 for information on non-GAAP measures

45

RECONCILIATION: INCOME AND DILUTED EPS TO ADJUSTED INCOME AND ADJUSTED DILUTED EPS USED IN PROVIDING ANNUAL EARNINGS GUIDANCE

CenterPoint Energy

	Twelve Months Ended			
	December 31, 2019		December 31, 2018	
	Dollars in millions	Diluted EPS [1]	Dollars in millions	Diluted EPS [1]
Consolidated income available to common shareholders and diluted EPS	$ 674	$ 1.33	$ 333	$ 0.74
Timing effects impacting CES[2]:				
Mark-to-market (gains) losses (net of taxes of $9 and $26)[3]	(30)	(0.07)	84	0.18
ZENS-related mark-to-market (gains) losses:				
Marketable securities (net of taxes of $59 and $5) [3][4]	(223)	(0.44)	17	0.04
Indexed debt securities (net of taxes of $61 and $49) [3][5]	231	0.46	183	0.40
Consolidated on a guidance basis	$ 652	$ 1.28	$ 617	$ 1.36
Impacts associated with the Vectren merger:				
Merger impacts other than the increase in share count (net of taxes of $40 and $12) [3]	163	0.33	81	0.18
Impact of increased share count on EPS	-	0.02	-	0.06
Total merger impacts	163	0.35	81	0.24
Loss on CenterPoint's share of Enable's impairment of its goodwill (net of taxes of $11) [3]	35	0.07	-	-
Loss on impairment of Energy Services goodwill (net of taxes of $3) [3]	45	0.09	-	-
Consolidated on a guidance basis, excluding impacts associated with the Vectren merger and loss on impairments	$ 895	$ 1.79	$ 698	$ 1.60

(1) Quarterly diluted EPS on both a GAAP and guidance basis are based on the weighted average number of shares outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS
(2) Energy Services segment
(3) Taxes are computed based on the impact removing such item would have on tax expense
(4) As of and after June 14, 2018, comprised of common stock of AT&T Inc. and Charter Communications, Inc. Prior to June 14, 2018, comprised of common stock of Time Warner Inc. and Charter Communications, Inc. Results prior to January 31, 2018 also included common stock of Time Inc.
(5) 2018 results include amount associated with the acquisition of Time Warner Inc. by AT&T Inc. as well as the Meredith tender offer for Time Inc. common stock

Note: Refer to slide 3 for information on non-GAAP measures

46

CENTERPOINT ENERGY CONSOLIDATED ADJUSTED CASH FROM OPERATIONS PRE-WORKING CAPITAL Year Ended December 31, 2019 ($ in millions) Net cash provided by operating activities 1,638 Less: Changes in other assets and liabilities Accounts receivable and unbilled revenues, net (226) Inventory 52 Taxes receivable 106 Accounts payable 455 Fuel cost recovery (92) Margin deposits, net 56 Interest and taxes accrued (54) Other current assets 22 Other current liabilities 107 Cash From Operations, Pre-working Capital 2,064 Amounts included in Cash Flows from Investing Activities Distributions from unconsolidated affiliates in excess of cumulative earnings 42 Cash From Operations, Pre-working Capital, including Distributions 2,106 Plus: Other Adjustments Defined Benefit Plan Contribution Less Service Cost 69 Operating Leases Rent Expense 19 Adjusted Cash From Operations Pre-Working Capital 2,194 Note: Refer to slide 3 for information on non-GAAP measures. This slide includes adjusted cash from operations pre-working capital which is net cash provided by operating activities excluding certain changes in other assets and liabilities, and including (i) distributions from unconsolidated affiliates in excess of cumulative earnings included in cash flow from investing activities, as applicable and (ii) other adjustment for defined benefit plans and operating leases. 47

CENTERPOINT ENERGY CONSOLIDATED RATIO OF ADJUSTED CASH FROM OPERATIONS PRE-WORKING CAPITAL/ADJUSTED TOTAL DEBT Year Ended December 31, 2019 ($ in millions) Short-term Debt: Short-term borrowings - Current portion of transition and system restoration bonds 231 Indexed debt (ZENS)** 19 Current portion of other long-term debt 618 Long-term Debt: Transition and system restoration bonds, net* 746 Other, net 13,498 Total Debt, net 15,112 Plus: Other Adjustments 50% of Series A Preferred Stock Aggregate Liquidation Value 400 Benefit obligations 448 Present Value of Operating Lease Liabilities 63 Unamortized debt issuance costs and unamortized discount and premium, net 95 Adjusted Total Debt 16,118 Adjusted Cash From Operations Pre-Working Capital/Adjusted Total Debt (Adjusted FFO/Debt) 13.6% Note: Refer to slide 3 for information on non-GAAP measures and slide 47 for CenterPoint Energy's adjusted cash from operations pre-working capital calculation. This slide includes adjusted cash from operations pre-working capital which is net cash provided by operating activities excluding certain changes in other assets and liabilities, and including (i) distributions from unconsolidated affiliates in excess of cumulative earnings included in cash flow from investing activities, as applicable and (ii) other adjustment for defined benefit plans and operating leases. *The transition and system restoration bonds are serviced with dedicated revenue streams, and the bonds are non-recourse to CenterPoint Energy and CenterPoint Energy Houston Electric. **The debt component reflected on the financial statements was $19 million as of December 31, 2019. The principal amount on which 2% interest is paid was $828 million on each of December 31, 48 2019. The contingent principal amount was $75 million as of December 31, 2019. At maturity or upon redemption, holders of ZENS will receive cash at the higher of the continent principal amount or the value of the reference shares of AT&T and Charter Communications, Inc.

HOUSTON ELECTRIC – TDU: CORE OPERATING INCOME DRIVERS 2019 V. 2018 $28 $8 $37 $26 $10 $45 $74 $15 Federal income tax expense is also decreased $ Millions $ $545 $494 (2) 2018 Houston TCJA revenue Rate relief Customer growth Other (3) Depreciation and Merger-related 2019 Houston Electric - T&D reduction taxes expenses Electric - T&D Core Operating Core Operating Income (1) Income (4) Operating Income, excluding equity return Equity return, primarily related to true-up proceeds Note: (1) Houston Electric – T&D Core Operating Income excludes $55 million from transition and system restoration bonds (2) Includes rate changes, exclusive of the TCJA impact (3) Includes lower operation and maintenance expenses of $44 million, increased miscellaneous revenues of $14 million, primarily related to right-of-way revenues, and favorable weather of $4 million versus near normal weather for 2018. These were partially offset by lower equity return of $29 million and lower usage of $24 million. 49 (4) Houston Electric – T&D Core Operating Income excludes $34 million from transition and system restoration bonds

NATURAL GAS DISTRIBUTION: CORE OPERATING INCOME DRIVERS 2019 V. 2018 $136 Federal income tax expense is also increased $55 $29 $14 $12 $6 $ Millions $ $408 $266 (1) (2) 2018 Natural Gas TCJA revenue Rate relief Customer growth Other Jurisdictions Merger-related 2019 Natural Gas Distribution reduction acquired in expenses (4) Distribution Operating Income merger(3) Operating Income Note: (1) Includes rate increases, exclusive of the TCJA impact (2) Includes increased weather and usage of $30 million (inclusive of $14 million favorable weather versus 2018), partially driven by timing of decoupling normalization in Minnesota, and lower operation and maintenance expenses of $9 million, partially offset by increased depreciation and amortization of $13 million 50 (3) Represents February 1, 2019 through December 31, 2019 results only, excluding merger-related expenses (4) Includes $10 million attributable to legacy CenterPoint Natural Gas Distribution jurisdictions and $45 million attributable to new jurisdictions acquired through the merger

Estimated Amortization for Pre-Tax Equity Earnings
Associated with the Recovery of Certain Qualified Cost and Storm Restoration Costs

CenterPoint Energy

As of Dec 31, 2019

	Year	TBC II	TBC III	TBC IV	SRBC	Total
Actual	2005	(213,804)				(213,804)
	2006	(6,644,004)				(6,644,004)
	2007	(7,140,194)				(7,140,194)
	2008	(6,673,765)	(4,743,048)			(11,416,813)
	2009	(7,279,677)	(6,074,697)		(95,841)	(13,450,215)
	2010	(9,071,326)	(5,745,580)		(2,657,384)	(17,474,291)
	2011	(9,902,590)	(6,994,650)		(2,840,737)	(19,737,978)
	2012	(9,717,059)	(6,837,290)	(27,873,514)	(2,473,992)	(46,901,855)
	2013	(10,383,183)	(7,251,470)	(24,082,419)	(2,235,567)	(43,952,640)
	2014	(11,442,612)	(8,699,455)	(42,944,063)	(3,680,587)	(66,766,717)
	2015	(13,547,311)	(12,683,240)	(18,689,309)	(2,358,968)	(47,278,828)
	2016	(12,508,807)	(5,121,694)	(42,041,721)	(4,901,568)	(64,573,791)
	2017	(14,637,270)	(11,467,234)	(14,687,161)	(779,120)	(41,570,784)
	2018	(13,767,589)	(10,386,899)	(43,023,458)	(6,523,406)	(73,701,353)
	2019	(4,720,857)	(8,330,707)	(29,627,102)	(2,395,082)	(45,073,748)
Estimated	2020			(29,092,495)	(2,073,602)	(31,166,097)
	2021			(33,130,955)	(2,775,302)	(35,906,256)
	2022			(34,497,153)	(1,663,396)	(36,160,549)
	2023			(35,922,746)		(35,922,746)
	2024			(29,173,016)		(29,173,016)
		(137,650,048)	(94,335,964)	(404,785,110)	(37,454,553)	(674,225,675)

** The table provides

1) the pre-tax equity return recognized by CenterPoint Energy, Inc. (CenterPoint Energy) during each of the years 2005 through Dec. 31, 2019 related to CenterPoint Energy Houston Electric, LLC's (CEHE) recovery of certain qualified costs or storm restoration costs, as applicable, pursuant to the past issuance of transition bonds by CenterPoint Energy Transition Bond Company II, LLC (Transition BondCo II) and CenterPoint Energy Transition Bond Company III, LLC (Transition BondCo III) or CenterPoint Energy Transition Bond Company IV, LLC (Transition BondCo IV) or system restoration bonds by CenterPoint Energy Restoration Bond Company, LLC (System Restoration BondCo), as applicable and
2) the estimated pre-tax equity return currently expected to be recognized in each of the years 2020 through 2024 related to CEHE's recovery of certain qualified costs or storm restoration costs, as applicable, pursuant to the past issuance of transition bonds by Transition BondCo II, Transition BondCo III or Transition BondCo IV or system restoration bonds by System Restoration BondCo, as applicable.

The amounts reflected for Jan. 1, 2020, through 2024 are based on CenterPoint Energy's estimates as of Dec. 31, 2019. However, the equity returns to be recognized in future periods with respect to each series of transition or system restoration bonds, as applicable, will be periodically subject to adjustment based on tariff adjustments for any overcollections or undercollections of transition charges or system restoration charges, as applicable. The equity return amounts reflected in the table are reported in the financial statements of CenterPoint Energy and CenterPoint Energy Houston Electric as revenues from electric transmission and distribution utility.

51